UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2005

MIDWEST GENERATION, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-59348	33-0868558
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One Financial Place

440 South LaSalle Street, Suite 3500

Chicago, Illinois  60605

(Address of principal executive offices, including zip code)

312-583-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report includes forward-looking statements. Midwest Generation has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Midwest Generation’s control. Midwest Generation has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Section 8 – Other Events

Item 8.01  Other Events

On March 17, 2005, Standard & Poor’s Ratings Service raised Midwest Generation, LLC’s corporate credit rating to B+ from B.  At the same time, Standard & Poor’s raised its ratings on Midwest Generation’s first priority senior secured debt (to BB- from B+), and its subsidiary Midwest Finance Corp.’s second priority senior secured debt (to B from B-). Standard & Poor’s also increased its credit rating on Midwest Generation’s indirect parent, Edison Mission Energy (corporate credit rating to B+ from B), and on Midwest Generation’s secured lease obligation bonds, guaranteed by Edison Mission Energy (to B+ from B). Standard & Poor’s has removed the ratings from CreditWatch with positive implications, where they had been placed on August 2, 2004.

The Standard & Poor’s ratings actions do not affect the borrowing costs under Midwest Generation’s  credit facilities or those of the other affected entities, and do not change Midwest Generation’s projected credit support requirements for sales of power from its Illinois plants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Midwest Generation, LLC (Registrant)

Date:	March 17, 2005	/s/ Kevin M. Smith
KEVIN M. SMITH Manager and Vice President